UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on June 12, 2014, the Board of Directors (the “Board”) of Par Petroleum Corporation (the “Company”), upon the recommendation of the compensation committee of the Board (the “Compensation Committee”), adopted a plan for the compensation of the Company’s officers and directors (the “Executive Compensation Plan”). The Executive Compensation Plan includes a Stock Purchase Plan (the “SPP”), a Discretionary Long Term Incentive Plan for 2014 and a NAV (Net Asset Value) Unit Plan.

On November 5, 2014, the Compensation Committee amended the SPP such that (i) the term of the SPP was extended from December 12, 2014 to the later to occur of (a) June 12, 2015 or (b) the twelve month anniversary of the date that the participant (i.e., the Company’s executive officers and directors who qualify as accredited investors under Rule 501(a) of the Securities Act of 1933, as amended) commenced his or her employment or service with the Company, and (ii) the participant would only be permitted to exercise his or her right to purchase shares of the Company’s common stock pursuant to the SPP during “window periods” as described in the Company’s insider trading policy in effect from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: November 10, 2014	/s/ Brice Tarzwell
Brice Tarzwell
Senior Vice President, Chief Legal Officer and Secretary

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